EXHIBIT 3.2

AMENDED AND RESTATED

BY-LAWS

OF

Hess Corporation

a Delaware Corporation

I

The Board of Directors

1.       Authority of Board. The business and affairs of the corporation (herein called the “Corporation”) shall be managed by or under the direction of the Board of Directors (the “Board”) or, if authorized by the Board, by or under the direction of one or more committees thereof, to the extent permitted by law and by the Board. The Board or any such authorized committee may delegate management responsibility to the extent permitted by law and as deemed appropriate by the Board or such committee. Except as may be otherwise provided by law or these By-Laws or, in the case of a committee of the Board, by applicable resolution of the Board or such committee, the Board or any committee thereof may act by unanimous written consent or, at an authorized meeting at which a quorum is present, by the vote of the majority of the Directors present at the meeting. Except as may be otherwise provided by law, the Board shall have power to determine from time to time whether, and if allowed, when and under what conditions and regulations any of the accounts and books of the Corporation shall be open to inspection. The Board shall not be required to distribute an annual report to holders of Stock in the Corporation.

2.       Number of Directors; Vacancies. The authorized number of Directors who shall constitute the Board shall be fixed from time to time by resolution of the Board. Whenever there shall be fewer Directors in office than the authorized number of Directors, the Board may, by resolution approved by a majority of the Directors then in office, choose one or more additional Directors, each of whom shall hold office until the next annual meeting of stockholders or until his successor is duly elected.

3.       Authorized Meetings of the Board. The Board shall have authority to hold annual, regular and special meetings. An annual meeting of the Board may be held immediately following the annual meeting of the holders of Stock in the Corporation, at such place as may be determined by resolution of the Board. Regular meetings of the Board may be held at such times and places and may be determined from time to time by resolution of the Board. Special meetings of the Board may be held at such times and places as may be called by the President or by at least one-third of the members of the Board.

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Both annual and regular meetings of the Board may be held without notice thereof. However, a special meeting of the Board shall be an authorized meeting only if actual or constructive notice of the time and place thereof has been given to each Director, or all Directors waive notice thereof. Such notice for any Director may be given orally in person or by telephone by any officer of the Corporation, or delivered by hand or transmitted electronically by the Corporation to the Director’s business address. Such notice shall be given not less than one hour before the hour fixed for the special meeting. If the notice does not state the place of the meeting, the meeting shall be held at the office of the Secretary of the Corporation.

One-third of the authorized number of Directors shall constitute a quorum at any Board meetings. If any meeting of the Board shall lack a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice, until a quorum is obtained.

4.       Committees. The Board may, by resolution approved by at least a majority of the authorized number of Directors, provide for one or more committees of the Board with such powers, duties and rules of procedure as may be provided by, or established in accordance with the direction of, the Board. Except as may be established to the contrary by applicable resolution of the Board, at any meeting of any such committee of the Board, the member or members thereof who are present and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another Director to act in the place of any absent or disqualified member Director.

II

Officers

1.       Designated Officers. The officers of the Corporation shall consist of a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as may be appointed to hold such offices as may from time to time be created by resolution of the Board. The Treasurer shall be the chief financial officer of the Corporation unless the Board designates another officer as such.

2.       Appointment and Removal of Officers. The President shall from time to time be appointed by, and serve at the pleasure of, the Board. The Board or the President may appoint other designated officers to serve at the pleasure of the Board and the President. The Board or the President may remove any officer, with or without cause.

3.       Resignation of Officers. Any officer may also resign at any time by giving written notice to the Board, the President or the Secretary.

4.       President. The President shall preside at all meetings of the stockholders and the Board, shall be the chief executive officer of the Corporation, and shall perform

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all other duties as may from time to time be assigned to him by, or be in accordance with the direction of, the Board.

5.       Vice-Presidents. In the event of the absence or disability of the President, one of the Vice-Presidents may be designated by the Board or the President to exercise his power and perform his duties, and the Vice-Presidents shall perform all other duties as may from time to time be assigned to them by the Board or the President, or otherwise be in accordance with the direction of the Board.

6.       Secretary. The Secretary shall keep full and complete records of the proceedings of the Board and committees thereof and of the meetings of the stockholders; keep the seal of the Corporation, and affix the same to all instruments which may require it; have custody of and maintain the Corporation’s stockholder records; and perform all other duties as may from time to time be assigned to him by, or be in accordance with the direction of, the Board.

7.       Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his duties and perform all other duties as may from time to time be assigned to them by, or be in accordance with the direction of, the Board.

8.       Treasurer. The Treasurer shall have custody of the funds of the Corporation, and deposit and pay out such funds, from time to time, in such manner as may be prescribed by, or be in accordance with the direction of, the Board, and shall perform all other duties as may from time to time be assigned to him by, or be in accordance with the direction of, the Board.

9.       Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the performance of his duty and generally perform all other duties as may from time to time be assigned to them by, or be in accordance with the direction of, the Board.

10.       Other Officers. Any other elected officer shall have such powers and perform such duties as may from time to time be assigned to him by, or be in accordance with the direction of, the Board.

11.       Powers of Attorney. Whenever an applicable statute, decree, rule or regulation requires a document to be subscribed by a particular officer of the Corporation, such document may be signed on behalf of such officer by a duly appointed attorney-in-fact, except as otherwise directed by the Board or limited by law.

III

Offices

The Corporation shall have offices at such place or places as the Board or the President may from time to time determine.

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IV

Stock and Stock Certificates

1.       Stock. Holders of shares of Stock (other than treasury shares held by the

Corporation) shall be entitled to receive such dividends or distributions as are lawfully declared on the Stock; to have notice of any authorized meeting of holders of Stock in the Corporation; and to one vote for each share of Stock on all matters which are properly submitted to a vote of the holders of Stock.

The stock of the Corporation shall be represented by uncertificated shares, which shall be registered upon the books of the Corporation. Notwithstanding this practice, every holder of uncertificated shares shall be entitled to receive a certificate upon request.

2.        Form of Certificates. Certificates of Stock shall not have any validity whatsoever until and unless they have been signed as hereinbelow provided. All certificates shall be signed by the President or a Vice-President, together with the Secretary or an Assistant Secretary of the Corporation. All such certificates shall bear the seal of the Corporation or a facsimile thereof.

Certificates of Stock signed by the President or a Vice-President, together with the Secretary or an Assistant Secretary, being such at the time of such signing, and if regular in other respects, shall be valid, whether such officers hold their respective positions at the date of issue or not.

Any signature or countersignature on certificates of Stock may be an actual signature or a printed or engraved facsimile thereof.

3.        Stock Transfers. Transfer of shares of Stock shall be made on the books of the Corporation. If the stock is represented by certificated shares, transfers shall be made only upon the surrender of a valid certificate of Stock endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. The Corporation may impose such additional conditions to the transfer of its stock as may be necessary or appropriate for compliance with applicable law or to protect the Corporation from liability with respect to such transfer.

4.        Holders of Record. The Board may fix a time as a record date for the determination of holders of Stock entitled to receive any dividend or distribution declared to be payable on any shares of the Corporation; or to vote upon any matter to be submitted to the vote of any holders of Stock in the Corporation; or to be present or to be represented by proxy at any meeting of the holders of Stock in the Corporation, which record date in the case of a meeting of the holders of Stock shall not be more than sixty nor less than ten days before the date set for such meeting; and only holders of record as of the record date shall be entitled to receive such dividend or distribution, or to vote on such matter, or to be present or represented by proxy at such meeting.

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V

Meetings of Holders of Stock

1.       Annual Meeting of Holders of Stock. An annual meeting of the holders of Stock in the Corporation shall be held on a date and at a time designated by resolution of the Board of Directors. At the annual meeting, Directors shall be elected to serve for the ensuing year and until their successors are elected. Any other proper business may also be transacted at the annual meeting.

2.       Special Meeting of Stockholders. Special meetings of holders of Stock may be called at any time by the Board, the President, or by holders possessing at least ten percent of the issued and outstanding shares of Stock, to be held not less than ten nor more than sixty days after the request therefore.

3.       Places of Meetings. The Board may determine where each meeting of holders of Stock shall be held, but in the absence of any designation by the Board of the meeting place, meetings of holders of Stock shall be held at the office of the Secretary of the Corporation.

4.       Notices of Meetings. Written notice of all meetings of the holders of Stock stating the place, date and hour of the meeting, shall be mailed, postage prepaid, or delivered, not less than ten nor more than sixty days before such meeting to each holder entitled to notice of, or to vote at, any meeting of holders of Stock at the address of such holder as it appears on the records of the Corporation.

5.       Quorum for Action by Holders of Stock Elections. At all elections or votes had for any purpose, there must be a majority of the outstanding shares of Stock represented. Except as may otherwise be provided by law, all elections shall be held and all questions decided by a majority of the shares of Stock which are voted.

6.       Proxies. At any meeting of the holders of Stock, any holder of record entitled to vote thereat may be represented and have his shares voted by a proxy or proxies appointed by an instrument in writing executed by the stockholder of record.

7.       Adjournments. Any meeting of the holders of Stock (whether annual or special and whether or not a quorum shall have been present), may be adjourned from time to time and from place to place by vote of a majority of the shares of Stock represented at such meeting, without notice other than announcement at such meeting of the time and place at which the meeting is to be resumed--such adjournment and the reasons therefore being recorded in the journal of proceedings of the meeting. At any meeting so resumed after such adjournment, provided a majority of the outstanding shares of Stock shall then be represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

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VI

Indemnification and Advancement of Expenses

1.       Indemnification. Every person who is or was a director, officer or employee of the Corporation, or of any other corporation which he serves or served as such at the request of the Corporation, shall, in accordance with this Article VI but not if prohibited by law, be indemnified by the Corporation as hereinafter provided against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of the Corporation or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Corporation or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability shall have been paid or incurred. As used in this Article VI, the term “expense” shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term “liability” shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement with respect to any such claim, action, suit or proceeding.

2.       Expenses. Any person referred to in the first paragraph of this Article VI who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in such first paragraph shall be reimbursed by the Corporation for his reasonable expense. Any other person claiming indemnification under the first paragraph of this Article VI shall be reimbursed by the Corporation for his reasonable expense and for any liability (other than any amount paid to the Corporation) if a Referee shall deliver to the Corporation his written finding that such person acted in good faith in what the person reasonably believed to be the best interests of the Corporation, and, in addition, with respect to any criminal action or proceeding, reasonably believed that his conduct was lawful.

3.       Indemnification Rights. The termination of any claim, action, suit or proceeding of the character described in the first paragraph of this Article VI, by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that a director, officer or employee did not meet the foregoing standards of conduct. The person claiming indemnification shall at the request of the Referee appear before him and answer questions which the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification; and the Corporation shall, at the request of the Referee, make available to the Referee facts, opinions or other evidence in any way relevant for his finding which are within the possession or control of the Corporation. As used in this Article VI, the term “Referee” shall mean independent legal counsel (who may be regular counsel of the Corporation), or other disinterested person or persons, selected by the

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Board of Directors of the Corporation (whether or not a disinterested quorum exists) to act as such hereunder.

4.       Advancement. Any expense incurred with respect to any claim, action, suit or proceeding of the character described in the first paragraph of this Article VI may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking made by or on behalf of the recipient to repay such advance if it is ultimately determined that he is not to be indemnified under this Article VI or, if it is ultimately determined that he is to be indemnified under this Article VI, to the extent that the advance exceeds the amount of the indemnification.

5.       Construction. If any clause or provision of this Article VI shall for any reason be determined to be invalid, all other provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect.

6.       Other Rights. The rights of indemnification provided in this Article VI shall be in addition to any rights to which any such director, officer or employee may otherwise be entitled by contract or as a matter of law and, in the event of such person’s death, such rights shall extend to his heirs and legal representatives.

VII

Corporate Seal

The seal of the Corporation shall have the name of the Corporation inscribed thereon, together with the date and State of incorporation.

VIII

Amendments

Any of these By-Laws may be altered, amended or repealed by the holders of a majority of the outstanding shares of Stock; or any of these By-Laws may be altered, amended or repealed by resolution of the Board approved by at least a majority of the Directors then in office.

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